UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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MY SIZE, INC.

(Name of Registrant as Specified in Its Charter)

CUSTODIAN VENTURES LLC

ACTIVIST INVESTING LLC

DAVID E. LAZAR

DAVID ABOUDI

PATRICK LONEY

DAVID NATAN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Custodian Ventures LLC, a Wyoming limited liability company (“Custodian Ventures”), together with the other participants named herein, intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of stockholders of My Size Inc., a Delaware corporation (the “Company”).

Item 1: On October 22, 2021, Custodian Ventures issued the following press release:

CUSTODIAN VENTURES ADDRESSES MY SIZE, INC.’S LATEST ATTEMPT TO

DISENFRANCHISE STOCKHOLDERS AND UNDERMINE CORPORATE DEMOCRACY

NEW YORK, NY – October 22, 2021 /PRNewswire/ – Custodian Ventures LLC (together with its affiliates, “Custodian Ventures” or “we”), as the largest stockholder of My Size, Inc. (“MYSZ” or the “Company”) (NASDAQ: MYSZ) prior to the Company’s recent dilutive transaction, with an ownership interest of approximately 9.99% of the Company’s outstanding shares, today commented on the lawsuit filed by MYSZ on October 20, 2021 to prevent Custodian Ventures from nominating director candidates and running an election contest at the Company’s 2021 Annual Meeting of Stockholders (“Annual Meeting”).

As a reminder, on May 12, 2021, Custodian Ventures nominated four highly-qualified and independent candidates for election to replace all four members of the MYSZ Board of Directors (the “Board”) at the Company’s next Annual Meeting.

David Lazar, Chief Executive Officer of Custodian Ventures, stated:

“The lawsuit filed by MYSZ is baseless and we intend on vigorously defending ourselves. This action appears to be a blatant entrenchment maneuver intended to disenfranchise Custodian Ventures and insulate Ronen Luzon and his boardroom allies, who have demonstrated a flagrant disregard for stockholders and their rights for years. We contend that the incumbent Board has irreparably impugned its credibility by weaponizing litigation in an attempt to silence a sizable stockholder and undermine corporate democracy. We urge stockholders not to be misled by this latest effort by MYSZ to distract stockholders from the reality that this Board:

➢	has overseen a Company whose stock price has declined by a staggering 98.7% since MYSZ was listed on Nasdaq in July 2016;

➢	issued nearly 20% of the Company’s then outstanding shares in a dilutive May 2021 transaction that appears to have had no bona fide business purpose other than to “buy the vote” in advance of a potential election contest with Custodian Ventures by putting the shares in the hands of a Shoshana Zigdon, a former insider whose husband Yitzhak Zigdon has been reported as having been closely involved in the business as well and who at one point had an Interpol listing saying he is wanted by the United States on charges of conspiracy to commit securities fraud, wire fraud and mail fraud;[1]

➢	refused to produce any documents substantiating the legitimacy of the Zigdon transaction and instead used the Company’s finite resources to apparently give the Company’s external counsel carte blanche approval to erect roadblocks to our legitimate information requests under Delaware law;[2] and

➢	failed to hold the Annual Meeting within thirteen months of its prior annual meeting and in violation of the Company’s historical practice and statutorily required timeframe, forcing Custodian Ventures to file suit in the Court of Chancery of the State of Delaware on September 22, 2021 to protect stockholder rights and compel MYSZ to promptly hold the Annual Meeting for the election of directors.[3]

We believe stockholders should be equally alarmed that the Board is wasting the Company’s finite resources on under-handed efforts to harm Custodian Ventures and thwart a fair, open election contest. Fortunately for stockholders, we will not allow the Board to use scorched-earth litigation and reputational attacks as a means of escaping accountability and remain fully committed to offering stockholders the opportunity to vote for sorely-needed change at this year’s Annual Meeting. It is our belief that with a reconstituted and independent Board at the helm, there remains tremendous value that can ultimately be unlocked at MYSZ.”

Please visit www.saratogaproxy.com/mysz/to learn more about the Custodian Ventures slate and to share your feedback.

About Custodian Ventures

Custodian Ventures LLC is an investment fund specializing in reverse merger and other event driven opportunities. Its Chief Executive Officer, David E. Lazar, brings domestic and international experience in operations, accounting, audit preparation, due diligence, capital restructuring, debt financing, and mergers and acquisitions.

Investor Contacts:

John Ferguson

Saratoga Proxy Consulting LLC

(212) 257-1311

Item 2: On October 21, 2021, Law360 published an article, which was posted on Law360’s website and included the following quotes from David Lazar, Chief Executive Officer of Custodian Ventures and director nominee for the Company’s Board of Directors:

In a statement sent to Law360 on Thursday, Lazar called the lawsuit “baseless.”

“We contend that the incumbent board has irreparably impugned its credibility by weaponizing litigation in an attempt to silence a sizable stockholder and undermine corporate democracy,” said Lazar, who in conjunction with his companies owns approximately 9.99% of outstanding shares.

Source: Law360. Law360 is not a party to and has not endorsed our proxy solicitation and has not consented to the use of this article in our proxy solicitation.

Leslie Pappas for Law360.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Custodian Ventures LLC (“Custodian Ventures”), together with the other participants named herein, intends to file a preliminary proxy statement and an accompanying WHTE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly qualified director nominees at the 2021 annual meeting of stockholders My Size, Inc., a Delaware corporation (the “Company”).

CUSTODIAN VENTURES STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Activist Investing LLC (“Activist Investing”), Custodian Ventures, David E. Lazar, David Aboudi, Patrick Loney and David Natan.

As of the date hereof, Activist Investing directly beneficially owns 421,553 shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”). As of the date hereof, Custodian Ventures directly beneficially owns 790,300 shares of Common Stock. As of the date hereof, Mr. Lazar directly beneficially owns 290,200 shares of Common Stock. Mr. Lazar, as the sole member and Chief Executive Officer of each of Activist Investing and Custodian Ventures, may be deemed to beneficially own the 1,211,853 beneficially owned in the aggregate by Activist Investing and Custodian Ventures. As of the date hereof, none of Messrs. Aboudi, Loney or Natan beneficially own any shares of Common Stock.

1 Haaretz Article “What’s the Connection Between a Soaring Israeli Startup and Interpol?”, Dated  August 22, 2015. https://www.haaretz.com/israel-news/business/.premium-what-s-the-connection-between-an-israeli-startup-and-interpol-1.5389568.

2 Custodian Ventures’ Books and Records Request, Dated June 1, 2021.

https://www.sec.gov/Archives/edgar/data/1211805/000182912621004700/mysizeinc_ex99-1.htm.

3 Custodian Ventures’ Verified Complaint, Dated September 22, 2021.

https://www.sec.gov/Archives/edgar/data/1211805/000182912621010456/mysizeinc_ex99-1.htm.

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